SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: Penn Series Small Cap Value Fund
Security: WPX Energy, Inc.
Date of Purchase: 1/13/2017
Amount of Purchase: $181,947
Purchase price: $13.35
Affiliated Underwriter: Goldman Sachs & Co.

Fund: Penn Series Small Cap Value Fund
Security: Advance Pierre Foods
Date of Purchase: 1/19/2017
Amount of Purchase: $136,566
Purchase price: $27.00
Affiliated Underwriter: Goldman Sachs & Co.

Fund: Penn Series Small Cap Value Fund
Security: Jagged Peak Energy, Inc.
Date of Purchase: 1/27/2017
Amount of Purchase: $578,850
Purchase price: $15.00
Affiliated Underwriter: Goldman Sachs & Co.

Fund: Penn Series Small Cap Value Fund
Security: Canada Goose Holdings
Date of Purchase: 3/16/2017
Amount of Purchase: $33,824
Purchase price: $12.78
Affiliated Underwriter: Goldman Sachs & Co.
Fund: Penn Series SMID Cap Growth Fund

Fund: Penn Series Small Cap Value Fund
Security: ProPetro Holding Corp
Date of Purchase: 3/17/2017
Amount of Purchase: $203,966
Purchase price: $14.00
Affiliated Underwriter: Goldman Sachs & Co.

Fund: Penn Series SMID Cap Growth Fund
Security: MuleSoft, Inc.
Date of Purchase: 3/17/2017
Amount of Purchase: $2,856
Purchase price: $17.00
Affiliated Underwriter: Goldman Sachs & Co.

und: Penn Series Small Cap Value Fund
Security: Floor & Dicor Holdings Inc
Date of Purchase: 4/27/2017
Amount of Purchase: $55,692
Purchase price: $21.00
Affiliated Underwriter: Goldman Sachs & Co.

Fund: Penn Series SMID Cap Growth Fund
Security: Okta, Inc.
Date of Purchase: 4/17/2017
Amount of Purchase: $14,144
Purchase price: $17.00
Affiliated Underwriter: Golman Sachs & Co.